EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of InteliData Technologies Corporation on Form S-3 of our report dated March 14, 2001, appearing in the Annual Report on Form 10-K of InteliData Technologies Corporation for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
-------------------------

McLean, Virginia
December 14, 2001